UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 14, 2012

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10948	59-2663954
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida		33496
(Address of principal executive offices)		(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On March 14, 2012 (the “Closing Date”), Office Depot, Inc. (the “Company”) issued $250 million aggregate principal amount of its 9.75% senior secured notes due March 15, 2019 (the “Notes”) pursuant to an indenture, dated as of March 14, 2012, among the Company, the guarantors named therein (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Indenture”). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside of the United States only to non-U.S. persons in reliance on Regulation S under the Securities Act.

In connection with the offering of the Notes, on the Closing Date, the Company and U.S. Bank National Association (as successor to SunTrust Bank), as trustee, entered into Supplemental Indenture No. 3 (“Supplemental Indenture No. 3”) related to the 6.250% senior notes due August 15, 2013 (the “6.250% Senior Notes”).

Indenture

The terms of the Indenture provide that, among other things, the Notes and guarantees will be senior secured obligations and will: (i) rank senior in right of payment to any future subordinated indebtedness of the Company and the Guarantors; (ii) rank equally in right of payment with all of the existing and future senior indebtedness of the Company and the Guarantors; (iii) rank effectively junior to all existing and future indebtedness under the Amended and Restated Credit Agreement dated as of May 25, 2011 among the Company, certain borrowers thereunder, JPMorgan Chase Bank, N.A., JPMorgan Chase Bank N.A., London Branch and the other lenders referred to therein (the “ABL Credit Facility”), to the extent of the value of certain collateral securing the ABL Credit Facility on a first-priority basis pursuant to the intercreditor arrangements described below, including, subject to certain exceptions and permitted liens, accounts receivable, inventory and deposit accounts of the Company and the Guarantors (the “ABL Collateral”); (iv) rank effectively senior to all existing and future indebtedness under the ABL Credit Facility, to the extent of the value of certain collateral securing the Notes on a first-priority basis pursuant to the intercreditor arrangements described below, including, subject to certain exceptions and permitted liens, equipment, real estate, capital stock of subsidiaries and intellectual property of the Company and the Guarantors (the “Notes Collateral”); and (v) be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to us or one of Guarantors).

Guarantees. The Guarantors, which are the domestic subsidiaries of the Company that guarantee the Company’s ABL Credit Facility, guarantee the Company’s obligations under the Notes on a senior secured basis. Future domestic subsidiaries of the Company that guarantee the ABL Credit Facility or other indebtedness of the Company or a Guarantor will be required to guarantee the Notes.

Collateral. Subject to certain exceptions and permitted liens, the Notes and the guarantees are secured on a first-priority basis, together with any additional notes issued by the Company that are secured equally and ratably with the Notes (collectively, the “Secured Notes”), by the Notes Collateral and on a second-priority basis by the ABL Collateral. The Notes Collateral comprises substantially all of the Company’s and the Guarantors’ tangible and intangible assets (including, with certain exceptions, a pledge of the equity interests of each direct domestic subsidiary of the Company and the Guarantors and up to 65% of the voting equity interests and 100% of the non-voting equity interests of certain foreign subsidiaries owned directly by the Company and the Guarantors, real estate, equipment and intellectual property), other than the ABL Collateral and certain excluded assets.

Intercreditor Arrangements. The collateral securing the Notes and the guarantees will also secure the obligations of the Company and the Guarantors under the ABL Credit Facility. In addition, the capital stock of principal subsidiaries and certain principal property of the Company and the Guarantors will secure the obligations of the Company under the 6.250% Senior Notes.

The Company, the Guarantors, U.S. Bank National Association, as collateral trustee (“Collateral Trustee”), on behalf of the holders of the Secured Notes and the 6.250% Senior Notes, and JPMorgan Chase Bank, N.A., as collateral agent under the ABL Credit Facility (the “ABL Collateral Agent”), have entered into an intercreditor agreement that provides, among other things, the junior nature of the liens on the ABL Collateral securing the Secured Notes and related obligations and the junior nature of the liens on the Notes Collateral securing the ABL Credit Facility and related obligations. The liens held by the Collateral Trustee on the Notes Collateral securing the Secured Notes, the 6.250% Senior Notes and the related obligations will be senior to the liens held by the ABL Collateral Agent on the Notes Collateral securing the ABL Credit Facility and related obligations. The liens held by the Collateral Trustee on the ABL Collateral securing the Secured Notes and the related obligations will be junior to the liens held by the ABL Collateral Agent on the ABL Collateral securing the ABL Credit Facility and related obligations. In addition, the intercreditor agreement will include certain intercreditor arrangements relating to the rights of the Collateral Trustee in the ABL Collateral and the rights of the ABL Collateral Agent in the Notes Collateral.

Interest Rate. Interest on the Notes accrues at a rate of 9.75% per annum. Interest on the Notes is payable in cash semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2012.

Optional Redemption. The Company may redeem the Notes, in whole or in part, at any time prior to March 15, 2016, upon not less than 30 nor more than 60 days’ prior notice, at a price equal to 100% of the principal amount of the Notes redeemed plus a make-whole premium as of the redemption date and accrued and unpaid interest. Thereafter, the Company may redeem the Notes, in whole or in part, at established redemption prices upon not less than 30 nor more than 60 days’ prior notice.

In addition, on or prior to March 15, 2015, the Company may redeem up to 35% of the aggregate principal amount of Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 109.750% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date.

Repurchase upon Change of Control. Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to the repurchase date.

Other Covenants. The Indenture contains affirmative and negative covenants that, among other things, limit or restrict the Company’s ability (as well as those of the Company’s restricted subsidiaries) to: incur additional debt or issue disqualified stock, or in the case of our restricted subsidiaries, issue preferred stock; pay dividends, make certain investments or make other restricted payments; allow limitations on any restricted subsidiary’s ability to pay dividends, make loans or transfer assets to us or to other restricted subsidiaries; enter into transactions with affiliates; provide guarantees; create liens; engage in sales of assets; and engage in consolidations, mergers and acquisitions. However, many of these covenants will cease to apply for so long as the Company has achieved a corporate family rating that is investment grade from both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Group and there is no default under the Indenture.

Events of Default. The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs other than due to bankruptcy or insolvency, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable.

Supplemental Indenture No. 3.

In connection with the offering of the Notes, the Company entered into Supplemental Indenture No. 3, pursuant to which the Company agreed to provide a pledge of the capital stock of principal subsidiaries and certain property to the trustee for the benefit of the holders of the 6.250% Senior Notes.

The foregoing description of the Indenture and Supplemental Indenture No. 3 set forth herein is summary in nature and is qualified in its entirety by reference to the full text of the Indenture and Supplemental Indenture No. 3, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, and are incorporated herein by reference.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

ITEM 3.03 Material Modification to Rights of Security Holders.

On the Closing Date, the Company and U.S. Bank National Association (as successor to SunTrust Bank), as trustee, entered into Supplemental Indenture No. 3 related to the 6.250% Senior Notes. The information set forth under the heading “Supplemental Indenture No. 3” of Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

ITEM 8.01 Other Events.

On March 14, 2012, the Company announced that it had completed its offering of Notes. A copy of the press release announcing the Company’s completion of its offering of Notes and related used of proceeds is filed herewith as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of March 14, 2012, relating to the $250 million 9.75% Senior Secured Notes due 2019, among Office Depot, Inc., the Guarantors named therein and U.S. Bank National Association

4.2	Supplemental Indenture No. 3 to the Indenture dated as of August 11, 2003 between Office Depot, Inc. and U.S. Bank National Association (as successor to SunTrust Bank), dated as of March 14, 2012, relating to the 6.250% Senior Notes due August 15, 2013, between Office Depot, Inc. and U.S. Bank National Association (as successor to SunTrust Bank)

99.1	Press release dated March 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized

OFFICE DEPOT, INC.

Date: March 15, 2012	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of March 14, 2012, relating to the $250 million 9.75% Senior Secured Notes due 2019, among Office Depot, Inc., the Guarantors named therein and U.S. Bank National Association

4.2	Supplemental Indenture No. 3 to the Indenture dated as of August 11, 2003 between Office Depot, Inc. and U.S. Bank National Association (as successor to SunTrust Bank), dated as of March 14, 2012, relating to the 6.250% Senior Notes due August 15, 2013, between Office Depot, Inc. and U.S. Bank National Association (as successor to SunTrust Bank)

99.1	Press release dated March 14, 2012